Exhibit 99.1

Benefitfocus, Inc.

843-981-8898

pr@benefitfocus.com

Investor Relations:

843-981-8899

ir@benefitfocus.com

Benefitfocus Names John Park to Board of Directors

Accomplished executive brings significant public company, financial and operations expertise

Charleston, S.C. – July 29, 2021 – Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, has expanded the Benefitfocus Board of Directors by one seat and appointed John J. Park, an experienced senior finance and operations executive, to fill the seat as a new independent director, effective August 3. Park will serve on the Board’s audit committee and chair its compensation and talent committee.

“John is a highly accomplished finance and operations leader with an impressive track record leading strategic transformations for companies in the technology, business services and consumer sectors,” said Doug A. Dennerline, independent chairman of the board and chair of the nominating and governance committee. “The board and leadership team are excited about the skills, experience and diversity John brings and look forward to leveraging his talents to help execute on the market opportunities before us and focus on unlocking shareholder value.”

Park has served as an operations advisor for Advent International, a leading global private equity investor, since April 2020. From August 2016 to August 2018, he was executive vice president, operations and chief financial officer for The Warranty Group, a provider of global specialty insurance services backed by TPG Capital and sold to Assurant, Inc. Prior to that, from June 2015 to July 2016, he was chief financial officer at Hotel Investors Trust, a hospitality REIT backed by Starwood Capital Group. Earlier in his career, Park was chief financial officer of public company Hewitt Associates, Inc. (later sold to Aon plc), a leader in health, retirement and human capital consulting and outsourcing services. Prior to Hewitt Associates, Inc., he was founding chief financial officer of Orbitz, Inc., a global travel portfolio.

From August 2004 to September 2010 Park served on the board of directors of then-public company APAC Customer Services, Inc., an outsource provider for premium customer service solutions, where he played an active role in the company’s strategic transformation. He also served on the board of Aperture Holdings/Optionshouse LLC, a retail online options brokerage business backed by General Atlantic Partners, from August 2015 to September 2016, where he joined as its first independent director and chaired its audit committee.

“I am excited to join the board of Benefitfocus and help guide its strategic path forward. I look forward to partnering with company leadership to capitalize on its growth opportunities and build on its history of customer-centered innovation,” said Park.

Park holds a B.A. in Economics from Oberlin College and an M.B.A. from the University of Michigan.

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About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and uncertainties arising from the recent U.S. elections; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.